SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 22, 2009

CENTRAL VALLEY COMMUNITY BANCORP

(Exact Name of Registrant as Specified in Charter)

California	000-31977	77-0539125
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7100 N. Financial Dr., Suite 101, Fresno, CA	93720
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:  (559) 298-1775

(Former Name or Former Address, if Changed Since Last Report) Not Applicable

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01    Entry into a Material Definitive Agreement

On December 22, 2009, Central Valley Community Bancorp, a California corporation (the “Company”) entered into Stock Purchase Agreements (“Agreements”) with a limited number of accredited investors (collectively, the “Purchasers”) to sell to the Purchasers a total of 1,264,952 shares of common stock, without par value (“Common Stock”) at $5.25 per share and 1,359 shares of non-voting Series B Adjustable Rate Non-Cumulative Perpetual Preferred Stock (“Preferred Stock”) at $1,000 per share, for an aggregate gross purchase price of $8,000,000 (the “Offering”).  The Offering closed on December 23, 2009, and the Company issued an aggregate of 1,264,952 shares of its Common Stock and an aggregate of 1,359 shares of its Preferred Stock upon its receipt of consideration in cash.

Preferred Stock is eligible to receive  a semi-annual non-cumulative preferred dividend with an initial annualized coupon of 10%, payable at the end of the first six months the shares are outstanding.  The annual dividend rate will increase to 15% for the second six month period and 20% for each six month period thereafter.  Dividends may not be paid on any other class or series of the Company’s stock unless dividends are currently paid on the Preferred Stock in any period.  In the event the shareholders of the Company approve an amendment to the Company’s governing instruments to create a series of non-voting common stock, the Company shall have the option to require the Purchasers to exchange the Preferred Stock for such non-voting common stock.

Pursuant to the Agreements, the Company has agreed to file a registration statement (“Registration Statement”) with the Securities and Exchange Commission to register for resale the shares of Common Stock issued to the Purchasers in the Offering within six months after the closing of the Offering.

Copies of the forms of Stock Purchase Agreements are attached as Exhibits 4.1 and 4.2 to this Current Report on Form 8-K and are incorporated herein by reference.  The foregoing description of the Stock Purchase Agreements does not purport to be complete and is qualified in its entirety by reference to the full text of the Stock Purchase Agreements attached hereto.

A copy of the press release issued by the Company on December 23, 2009, concerning the Offering is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 3.02     Unregistered Sales of Equity Securities

The Offering was not registered under the Securities Act of 1933, as amended (the “Act”), in reliance on Section 4(2) of the Act and Rule 506 of Regulation D promulgated thereunder.  The information set forth under “Item 1.01  Entry into a Material Definitive Agreement” is incorporated herein by reference.

Item 3.03  Material Modification to Rights of Shareholders.

Under the Certificate of Determination for the Preferred Stock, as described in Item 5.03, the Company’s ability to declare or pay dividends or distributions or to repurchase its common or capital stock or other equity securities will be subject to restrictions in the event that the Company fails to pay dividends on the Preferred Stock.  The information set forth under “Item 1.01 Entry into a Material Definitive Agreement” is incorporated by reference into this Item 3.03.

Item 5.03.  Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On December 22, 2009, the Company filed a Certificate of Determination (the “Certificate of Determination”) with the California Secretary of State for the purpose of amending its Articles of Incorporation to fix the designations, preferences, limitations and relative rights of the Preferred Stock.  The Certificate of Determination is attached hereto as Exhibit 3.2 and is incorporated by reference herein.

Item 9.01     Financial Statements and Exhibits

(d) Exhibits.

3.2	Certificate of Determination filed with the California Secretary of State on December 22, 2009. (Also filed in response to Exhibit 4).	.

4.1	Form of Stock Purchase Agreement between the Company and Purchasers buying common stock and Preferred Stock, dated as of December 22, 2009.

4.2	Form of Stock Purchase Agreement between the Company and Purchasers buying common stock, dated as of December 22, 2009.

99.1	Press Release of the Company dated December 23, 2009.

Central Valley Community Bancorp

Date: December 23, 2009	By: /s/ David A. Kinross
Name: David A. Kinross
Title: Chief Financial Officer (principal financial officer)